Exhibit 99.1

UMB Financial Corporation                                                      News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.860.5088

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Third Quarter Net Income of $88.0 Million and Announces 2.7% Cash Dividend Increase

Third Quarter 2022 Financial Highlights

•	GAAP net income of $88.0 million, or $1.81 per diluted share.
•	Average loan balances increased $2.5 billion, or 15.1%, compared to the third quarter of 2021.
•	Average deposits grew 1.3% compared to the third quarter of 2021.
•	Noninterest income increased 19.3% as compared to the third quarter of 2021, equal to 35.5% of total revenue.
•	Excluding Paycheck Protection Program (PPP) balances, average loans increased 21.9% on a linked-quarter, annualized basis.
•	Net interest margin expanded 16 basis points from the linked quarter.
•	Credit quality remained strong, with net charge-offs of just 0.02% of average loans.

KANSAS CITY, Mo. (October 25, 2022) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income for the third quarter of 2022 of $88.0 million, or $1.81 per diluted share, compared to $137.6 million, or $2.83 per diluted share, in the second quarter of 2022 (linked quarter) and $94.5 million, or $1.94 per diluted share, in the third quarter of 2021. The results for the second quarter of 2022 include a pre-tax gain of $66.2 million on the sale of the company’s entire investment in Visa Inc. Class B common shares, and a pre-tax $5.0 million contribution to the company’s charitable foundation.

Net operating income, a non-GAAP financial measure reconciled later in this release to net income, the nearest comparable GAAP measure, was $88.3 million, or $1.82 per diluted share, for the third quarter of 2022, compared to $137.6 million, or $2.83 per diluted share, for the linked quarter and $95.1 million, or $1.95 per diluted share, for the third quarter of 2021. Operating pre-tax, pre-provision income (Operating PTPP), a non-GAAP measure reconciled later in this release to the components of net income before taxes, the nearest comparable GAAP measure, was $131.2 million, or $2.70 per diluted share, for the third quarter of 2022, compared to $187.1 million, or $3.84 per diluted share, for the linked quarter, and $109.6 million, or $2.24 per diluted share, for the third quarter of 2021. These operating PTPP results represent a decrease of 29.9% on a linked-quarter basis and an increase of 19.6%, compared to the third quarter of 2021. The results in the linked quarter comparison were impacted by the benefit from the aforementioned gain on the sale of the company’s Visa Inc. Class B common shares net of the contribution to the company’s charitable foundation in the second quarter of 2022.

“On a linked-quarter basis, our strong third quarter 2022 results were facilitated again by robust loan growth, strong revenue growth which was driven by a 3.9% increase in net interest income, net interest margin expansion, and strong fee income growth, excluding the nonrecurring gain from the sale of Visa Class B shares,” said Mariner Kemper, chairman, president and chief executive officer. “Average loans excluding PPP balances increased 21.9% on a linked-quarter annualized basis with more than 53% of the increase driven by commercial & industrial loan growth. Our deposit costs increased in the third quarter, driven by repricing as short-term interest rates increased, and by our own efforts to attract new-to-bank customers through deposit initiatives. Our loan yields expanded 74 basis points from the second quarter and, coupled with a favorable shift in earning asset mix, drove a 16-basis-point expansion in our net interest margin. In September, we were successful in raising $110.0 million in growth capital through our subordinated notes offering that will facilitate our differentiated balance sheet growth for the remainder of this year and into 2023. Finally, our net charge-off ratio in the third quarter was just two basis points, while our nonaccrual loans comprised only ten basis points of loans.”

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q3	Q2	Q3
	2022	2022	2021
Net income (GAAP)	$87,990	$137,556	$94,467
Earnings per share (diluted)	1.81	2.83	1.94

Operating pre-tax, pre-provision income (Non-GAAP)	131,166	187,051	109,632
Operating pre-tax, pre-provision earnings per share (diluted)	2.70	3.84	2.24

Operating pre-tax, pre-provision income - FTE (Non-GAAP)	137,620	193,329	116,176
Operating pre-tax, pre-provision earnings per share - FTE (diluted)	2.83	3.97	2.38

Net operating income (Non-GAAP)	88,259	137,596	95,112
Operating earnings per share (diluted)	1.82	2.83	1.95

GAAP
Return on average assets	0.96%	1.47%	1.04%
Return on average equity	12.90	20.83	11.89
Efficiency ratio	63.58	53.08	65.62

Non-GAAP
Operating return on average assets	0.96%	1.47%	1.05%
Operating return on average equity	12.94	20.84	11.97
Operating efficiency ratio	63.49	53.06	65.36

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	September	September
	YTD	YTD
	2022	2021
Net income (GAAP)	$331,509	$274,522
Earnings per share (diluted)	6.80	5.64

Operating pre-tax, pre-provision income (Non-GAAP)	437,617	343,481
Operating pre-tax, pre-provision earnings per share (diluted)	8.98	7.06

Operating pre-tax, pre-provision income - FTE (Non-GAAP)	456,748	363,332
Operating pre-tax, pre-provision earnings per share - FTE (diluted)	9.37	7.47

Net operating income (Non-GAAP)	331,928	275,526
Operating earnings per share (diluted)	6.81	5.66

GAAP
Return on average assets	1.18%	1.07%
Return on average equity	16.05	11.95
Efficiency ratio	59.86	64.06

Non-GAAP
Operating return on average assets	1.18%	1.07%
Operating return on average equity	16.07	11.99
Operating efficiency ratio	59.81	63.93

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2022	2022	2021	LQ	PY
Net interest income	$233,485	$224,791	$209,765	$8,694	$23,720
Noninterest income:
Trust and securities processing	59,586	58,886	56,914	700	2,672
Trading and investment banking	5,387	7,123	5,936	(1,736)	(549)
Service charges on deposit accounts	19,932	20,835	19,881	(903)	51
Insurance fees and commissions	375	245	285	130	90
Brokerage fees	13,840	12,391	2,899	1,449	10,941
Bankcard fees	19,379	17,840	17,198	1,539	2,181
Investment securities (losses) gains, net	(1,345)	60,720	(3,510)	(62,065)	2,165
Other	11,569	(1,705)	8,304	13,274	3,265
Total noninterest income	$128,723	$176,335	$107,907	$(47,612)	$20,816
Total revenue	$362,208	$401,126	$317,672	$(38,918)	$44,536
Net interest income (FTE)	$239,939	$231,069	$216,309
Net interest margin (FTE)	2.76%	2.60%	2.52%
Total noninterest income as a % of total revenue	35.5	44.0	34.0

Net interest income

•

Third quarter 2022 net interest income totaled $233.5 million, an increase of $8.7 million, or 3.9% from the linked quarter, driven by an increase of $966.3 million in average loans and the impact from increased short-term and long-term interest rates.

•

Average earning assets decreased $1.2 billion, or 3.5%, largely driven by a decrease of $2.0 billion in interest-bearing due from banks, partially offset by the increase of $966.3 million in average loans noted above. The decrease in excess liquidity was commensurate with a decrease of $1.8 billion in average noninterest-bearing deposits. Average interest-bearing liabilities increased

$442.8 million, or 2.2%, primarily driven by an increase of $396.9 million in federal funds purchased and repurchase agreements.
•

Net interest margin for the third quarter was 2.76%, an increase of 16 basis points from the linked quarter, driven by benefits of higher short-term interest rates as well as favorable earning asset mix changes. Average loan yields increased 74 basis points while earning asset yields increased 67 basis points from the linked quarter. The cost of interest-bearing liabilities increased 81 basis points to 1.28%. Net interest spread decreased 14 basis points to 2.25% from the linked quarter and was 18 basis points lower than the third quarter of 2021.

•

On a year-over-year basis, net interest income increased $23.7 million, or 11.3%, driven by a $2.5 billion, or 15.1% increase in average loans, coupled with a $1.8 billion, or 14.7% increase in average securities. These increases were driven by organic loan growth and excess liquidity.

•

Average deposits decreased 5.7% on a linked-quarter basis and increased 1.3% compared to the third quarter of 2021. Average noninterest-bearing demand deposit balances decreased 12.8% on a linked-quarter basis and increased 8.7% compared to the third quarter of 2021. The linked-quarter decline in average deposits was primarily driven by decreases in rate-sensitive institutional segment balances in the current interest rate environment. Demand deposit balances comprised 41.6% of total deposits, compared to 45.0% in the linked quarter and 38.7% in the third quarter of 2021.

Noninterest income

•

Third quarter 2022 noninterest income totaled $128.7 million, compared to $176.3 million in the linked quarter. The linked quarter results included the $66.2 million realized gain on the sale of the company’s Visa Inc. Class B common shares recorded in investment securities gains, net. The remainder of the change in noninterest income is largely due to:

o

Increases of $13.0 million in company-owned life insurance income and $1.2 million in derivative income, both recorded in other income. The increase in company-owned life insurance is offset by a proportionate increase in deferred compensation expense as noted below.

o	Increases of $1.5 million and $1.4 million in bankcard income and brokerage income, respectively. These increases were driven by higher interchange income and increased 12b-1 fee income, respectively.
o	These increases were partially offset by a decrease of $1.7 million in trading and investment banking due to lower trading volume.

•	Compared to the prior year, noninterest income in the third quarter of 2022 increased $20.8 million, or 19.3%, primarily driven by:
o	An increase of $10.9 million in brokerage income, largely driven by increases in 12b-1 fees and money market income.
o

Increases of $2.1 million and $1.7 million in derivative income and company-owned life insurance income, respectively, both recorded in other income. The increase in company-owned life insurance is offset by a proportionate increase in deferred compensation expense as noted below.

o	An increase of $2.7 million in trust and securities processing income, largely driven by increased fund services income and corporate trust income.

o	Increases of $2.2 million in both bankcard income and investment securities gains, net, driven by increased interchange, and mark-to-market gains on marketable securities, respectively.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2022	2022	2021	LQ	PY
Salaries and employee benefits	$136,467	$121,390	$124,986	$15,077	$11,481
Occupancy, net	12,231	11,976	12,207	255	24
Equipment	18,811	18,315	19,701	496	(890)
Supplies and services	3,139	3,492	3,379	(353)	(240)
Marketing and business development	6,671	5,308	4,863	1,363	1,808
Processing fees	20,901	19,338	16,562	1,563	4,339
Legal and consulting	10,255	11,265	7,646	(1,010)	2,609
Bankcard	6,551	5,880	4,795	671	1,756
Amortization of other intangible assets	1,092	1,225	1,110	(133)	(18)
Regulatory fees	4,200	3,464	3,186	736	1,014
Other	11,078	12,474	10,434	(1,396)	644
Total noninterest expense	$231,396	$214,127	$208,869	$17,269	$22,527

•

Noninterest expense for the third quarter of 2022 was $231.4 million, an increase of $17.3 million, or 8.1%, from the linked quarter and an increase of $22.5 million, or 10.8%, from the third quarter of 2021.

•	The linked-quarter increase in noninterest expense was driven by:
o

An increase of $15.1 million in salaries and employee benefits expense, primarily driven by an increase of $11.5 million in deferred compensation expense and an increase of $4.5 million in salaries and wage expense. The increase in deferred compensation expense was offset by the increase in company-owned life insurance income noted above.

o	An increase of $3.7 million in operational losses, recorded in other expense.
o	Increases of $1.6 million and $1.4 million in processing fees and marketing and business development expense, respectively, due to the timing of multiple projects.
o	These increases were offset by a decrease of $4.8 million in charitable contributions expense, recorded in other expense.
•	The year-over-year increase in noninterest expense was driven by:
o

An increase of $11.5 million in salaries and employee benefits expense, driven primarily by an increase of $7.0 million in salaries and wage expense and $4.1 million in employee benefits expense, primarily due to an increase of $1.7 million in payroll taxes, insurance, and 401(k) expense, and an increase of $1.3 million in deferred compensation expense.

o

Increases of $4.3 million, $2.6 million, and $1.8 million in processing fees, legal and consulting expense, and marketing and business development expense, respectively, due to the timing of multiple projects.

o	Increases of $1.5 million in operational losses, recorded in other expense, and $1.0 million in regulatory fees.

Income taxes

•	The company’s effective tax rate was 18.8% for the nine months ended September 30, 2022, compared to 17.0% for the same period in 2021. The increase in the effective rate in 2022 is primarily attributable to a smaller portion of income being earned from tax-exempt municipal securities.

Balance sheet

•	Average total assets for the third quarter of 2022 were $36.3 billion compared to $37.6 billion for the linked quarter and $35.9 billion for the same period in 2021.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2022	2022	2021	LQ	PY
Commercial and industrial	$8,417,174	$7,918,552	$7,097,248	$498,622	$1,319,926
Specialty lending	559,797	518,575	486,021	41,222	73,776
Commercial real estate	6,892,484	6,569,784	6,285,348	322,700	607,136
Consumer real estate	2,574,926	2,458,815	2,178,010	116,111	396,916
Consumer	142,348	148,412	115,702	(6,064)	26,646
Credit cards	438,235	428,167	400,189	10,068	38,046
Leases and other	259,298	275,638	194,235	(16,340)	65,063
Total loans	$19,284,262	$18,317,943	$16,756,753	$966,319	$2,527,509

•

Average loans for the third quarter of 2022 increased 5.3% on a linked-quarter basis and 15.1% compared to the third quarter of 2021. Excluding PPP balances, average loans increased 5.5% on a linked-quarter basis and 18.6% as compared to the third quarter of 2021.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2022	2022	2021	LQ	PY
Securities available for sale:
U.S. Treasury	$746,429	$639,161	$17,903	$107,268	$728,526
U.S. Agencies	173,980	172,798	94,049	1,182	79,931
Mortgage-backed	4,363,838	4,764,452	6,766,619	(400,614)	(2,402,781)
State and political subdivisions	1,600,043	1,891,377	3,530,031	(291,334)	(1,929,988)
Corporates	381,151	377,586	158,326	3,565	222,825
Collateralized loan obligations	300,475	247,639	—	52,836	300,475
Total securities available for sale	$7,565,916	$8,093,013	$10,566,928	$(527,097)	$(3,001,012)
Securities held to maturity:
U.S. Agencies	$123,048	$65,964	$—	$57,084	$123,048
Mortgage-backed	3,039,998	2,892,986	—	147,012	3,039,998
State and political subdivisions	2,621,633	2,240,018	1,073,133	381,615	1,548,500
Total securities held to maturity	$5,784,679	$5,198,968	$1,073,133	$585,711	$4,711,546
Trading securities	5,651	10,190	25,392	(4,539)	(19,741)
Other securities	330,950	347,527	262,453	(16,577)	68,497
Total securities	$13,687,196	$13,649,698	$11,927,906	$37,498	$1,759,290

•

Average total securities increased 0.3% on a linked-quarter basis and 14.7% compared to the third quarter of 2021. During the third quarter, cash flows from the securities portfolio were not reinvested and were redeployed to fund loan growth.

Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2022	2022	2021	LQ	PY
Deposits:
Noninterest-bearing demand	$12,394,251	$14,209,159	$11,400,143	$(1,814,908)	$994,108
Interest-bearing demand and savings	16,723,205	16,808,998	17,376,135	(85,793)	(652,930)
Time deposits	679,994	570,812	651,727	109,182	28,267
Total deposits	$29,797,450	$31,588,969	$29,428,005	$(1,791,519)	$369,445
Noninterest bearing deposits as % of total	41.6%	45.0%	38.7%

•

Average deposits decreased 5.7% on a linked-quarter basis and increased 1.3% compared to the third quarter of 2021. The decrease in noninterest-bearing demand deposit balances was driven by the impact of higher short-term interest rates including higher earnings credit rates earned on such balances, as well as an overall decrease in customer balances consistent with typical trends observed during an economic tightening cycle.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	September 30, 2022	June 30, 2022	September 30, 2021
Total equity	$2,523,545	$2,642,888	$3,112,840
Book value per common share	52.24	54.71	64.37
Tangible book value per common share (Non-GAAP)	48.19	50.64	60.44

Regulatory capital:
Common equity Tier 1 capital	$3,132,209	$3,055,747	$2,811,117
Tier 1 capital	3,132,209	3,055,747	2,811,117
Total capital	3,679,116	3,473,040	3,248,869

Regulatory capital ratios:
Common equity Tier 1 capital ratio	11.18%	11.44%	12.26%
Tier 1 risk-based capital ratio	11.18	11.44	12.26
Total risk-based capital ratio	13.13	13.00	14.17
Tier 1 leverage ratio	8.66	8.17	7.87

•	At September 30, 2022, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.
•	Total risk-based capital was favorably impacted by the $110.0 million subordinated note issuance during the third quarter.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q1	Q4	Q3
	2022	2022	2022	2021	2021
Net charge-offs - total loans	$1,173	$28,128	$8,378	$8,061	$3,127
Net loan charge-offs as a % of total average loans	0.02%	0.62%	0.20%	0.19%	0.07%
Loans over 90 days past due	$2,513	$3,446	$3,600	$2,633	$2,319
Loans over 90 days past due as a % of total loans	0.01%	0.02%	0.02%	0.02%	0.01%
Nonaccrual and restructured loans	$19,817	$18,117	$110,356	$92,300	$96,536
Nonaccrual and restructured loans as a % of total loans	0.10%	0.10%	0.62%	0.54%	0.59%
Provision for credit losses	$22,000	$13,400	$(6,500)	$8,500	$(5,000)

•

Provision for credit losses for the third quarter increased $8.6 million from the linked quarter and $27.0 million from the third quarter of 2021. These increases are driven by loan growth, portfolio credit metric changes, and changes in macro-economic metrics in the current period as compared to the prior periods.

•

Net charge-offs for the third quarter totaled $1.2 million, or 0.02%, of average loans, compared to $28.1 million, or 0.62%, of average loans in the linked quarter, and $3.1 million, or 0.07%, of average loans for the third quarter of 2021. On a year-to-date basis, net charge-offs totaled $37.7 million, or 0.27%, of average loans, compared to $36.8 million, or 0.30%, of average loans, for the same period in 2021.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors approved a 2.7% increase in the company’s quarterly cash dividend to shareholders, to $0.38 per share. This dividend will be payable on January 3, 2023, to shareholders of record at the close of business on December 12, 2022.

Conference Call

The company plans to host a conference call to discuss its third quarter 2022 earnings results on Wednesday, October 26, 2022, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 844-200-6205 or (international) 646-904-5544 and requesting to join the UMB Financial call with access code 644175. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 3Q 2022 Conference Call

A replay of the conference call may be heard through November 9, 2022 by calling (toll-free)

866-813-9403 or (international) 929-458-6194. The replay access code required for playback is 298424. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we may provide information about net operating income, operating earnings per share – diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, operating pre-tax, pre-provision income (operating PTPP), operating pre-tax, pre-provision earnings per share – diluted (operating PTPP EPS), operating pre-tax, pre-provision income on a fully tax equivalent basis (operating PTPP-FTE), operating pre-tax, pre-provision FTE earnings per share – diluted (operating PTPP-FTE EPS), tangible shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, operating PTPP, operating PTPP EPS, operating PTPP-FTE, operating PTPP-FTE EPS, tangible shareholders’ equity, and tangible book value per share – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition-, severance-, and COVID-19 related items that management does not believe reflect the company’s fundamental operating performance. COVID-19 related expense includes hazard pay for branch associates, computer hardware expense to support associates working remotely, and additional equipment, cleaning, and janitorial supplies to protect the well-being of our associates and customers while on the company’s premises.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, COVID-19 related expense, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Operating PTPP income for the relevant period is defined as GAAP net interest income plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, and COVID-19 related expense.

Operating PTPP-FTE for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense and COVID-19 related expense.

Tangible shareholders’ equity for the relevant period is defined as GAAP shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible shareholders’ equity divided by the Company’s total shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2021, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously: macroeconomic and other challenges and uncertainties related to the COVID-19 pandemic, such as the impacts to the U.S. and global economies; sustained levels of high inflation and the potential for an economic recession on the heels of aggressive quantitative tightening by the Federal Reserve, and impacts related to or resulting from Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending and investment services, personal banking, which includes wealth management and financial planning services, and institutional banking, which includes asset servicing, corporate trust solutions, investment banking, and healthcare services. UMB operates branches throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. As the company’s reach continues to grow, it also serves business clients nationwide and institutional clients in several countries. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn, or follow us on Twitter at @UMBBank.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	September 30,
	2022	2021
ASSETS
Loans	$19,883,573	$16,469,463
Allowance for credit losses on loans	(184,913)	(194,156)
Net loans	19,698,660	16,275,307
Loans held for sale	2,870	4,645
Securities:
Available for sale	7,128,277	11,162,690
Held to maturity, net of allowance for credit losses	5,835,187	1,087,308
Trading securities	14,390	68,882
Other securities	333,732	274,645
Total securities	13,311,586	12,593,525
Federal funds sold and resell agreements	716,549	1,092,104
Interest-bearing due from banks	1,768,008	5,739,267
Cash and due from banks	371,336	426,843
Premises and equipment, net	260,685	273,378
Accrued income	153,759	122,798
Goodwill	182,225	174,518
Other intangibles, net	13,373	15,526
Other assets	1,102,011	836,374
Total assets	$37,581,062	$37,554,285

LIABILITIES
Deposits:
Noninterest-bearing demand	$13,876,929	$13,189,739
Interest-bearing demand and savings	17,059,492	17,461,390
Time deposits under $250,000	365,644	415,068
Time deposits of $250,000 or more	504,323	169,613
Total deposits	31,806,388	31,235,810
Federal funds purchased and repurchase agreements	2,314,168	2,500,340
Long-term debt	381,543	271,049
Accrued expenses and taxes	211,465	249,567
Other liabilities	343,953	184,679
Total liabilities	35,057,517	34,441,445

SHAREHOLDERS' EQUITY
Common stock	55,057	55,057
Capital surplus	1,120,489	1,102,818
Retained earnings	2,454,422	2,116,568
Accumulated other comprehensive (loss) income, net	(759,260)	164,307
Treasury stock	(347,163)	(325,910)
Total shareholders' equity	2,523,545	3,112,840
Total liabilities and shareholders' equity	$37,581,062	$37,554,285

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
INTEREST INCOME
Loans	$216,970	$159,242	$536,359	$463,949
Securities:
Taxable interest	50,003	33,307	140,680	90,249
Tax-exempt interest	24,692	24,458	72,085	74,165
Total securities income	74,695	57,765	212,765	164,414
Federal funds and resell agreements	6,056	2,389	12,003	7,762
Interest-bearing due from banks	2,545	1,699	9,209	3,235
Trading securities	73	231	372	579
Total interest income	300,339	221,326	770,708	639,939
INTEREST EXPENSE
Deposits	48,457	6,741	70,069	20,113
Federal funds and repurchase agreements	14,709	1,596	21,855	5,261
Other	3,688	3,224	10,153	9,614
Total interest expense	66,854	11,561	102,077	34,988
Net interest income	233,485	209,765	668,631	604,951
Provision for credit losses	22,000	(5,000)	28,900	11,500
Net interest income after provision for credit losses	211,485	214,765	639,731	593,451
NONINTEREST INCOME
Trust and securities processing	59,586	56,914	178,000	165,611
Trading and investment banking	5,387	5,936	17,950	23,962
Service charges on deposit accounts	19,932	19,881	65,409	64,449
Insurance fees and commissions	375	285	879	950
Brokerage fees	13,840	2,899	29,687	8,825
Bankcard fees	19,379	17,198	53,854	47,934
Investment securities (losses) gains, net	(1,345)	(3,510)	58,853	3,609
Other	11,569	8,304	24,104	33,053
Total noninterest income	128,723	107,907	428,736	348,393
NONINTEREST EXPENSE
Salaries and employee benefits	136,467	124,986	388,491	373,082
Occupancy, net	12,231	12,207	36,439	36,438
Equipment	18,811	19,701	55,290	58,512
Supplies and services	3,139	3,379	9,893	10,340
Marketing and business development	6,671	4,863	16,911	12,005
Processing fees	20,901	16,562	58,682	48,480
Legal and consulting	10,255	7,646	28,431	21,548
Bankcard	6,551	4,795	18,998	14,280
Amortization of other intangible assets	1,092	1,110	3,388	3,647
Regulatory fees	4,200	3,186	11,146	8,501
Other	11,078	10,434	32,632	24,320
Total noninterest expense	231,396	208,869	660,301	611,153
Income before income taxes	108,812	113,803	408,166	330,691
Income tax expense	20,822	19,336	76,657	56,169
NET INCOME	$87,990	$94,467	$331,509	$274,522

PER SHARE DATA
Net income – basic	$1.82	$1.96	$6.86	$5.69
Net income – diluted	1.81	1.94	6.80	5.64
Dividends	0.37	0.37	1.11	1.01
Weighted average shares outstanding – basic	48,300,129	48,319,414	48,351,007	48,237,819
Weighted average shares outstanding – diluted	48,648,804	48,742,883	48,723,572	48,658,290

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income	$87,990	$94,467	$331,509	$274,522
Other comprehensive loss, before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	(271,079)	(75,717)	(1,202,341)	(198,420)
Less: Reclassification adjustment for gains included in net income	—	(1,058)	—	(5,078)
Amortization of net unrealized loss on securities transferred from available-for-sale to held-to-maturity	12,587	—	25,708	—
Change in unrealized gains and losses on debt securities	(258,492)	(76,775)	(1,176,633)	(203,498)
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	3,321	432	12,438	3,513
Less: Reclassification adjustment for gains included in net income	(1,470)	(831)	(3,411)	(2,550)
Change in unrealized gains and losses on derivative hedges	1,851	(399)	9,027	963
Other comprehensive loss, before tax	(256,641)	(77,174)	(1,167,606)	(202,535)
Income tax benefit	62,184	18,374	282,032	48,502
Other comprehensive loss	(194,457)	(58,800)	(885,574)	(154,033)
Comprehensive (loss) income	$(106,467)	$35,667	$(554,065)	$120,489

Consolidated Statements of Shareholders' Equity		UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balance - January 1, 2021	$55,057	$1,090,450	$1,891,246	$318,340	$(338,145)	$3,016,948
Total comprehensive income (loss)	—	—	274,522	(154,033)	—	120,489
Dividends ($1.01 per share)	—	—	(49,200)	—	—	(49,200)
Purchase of treasury stock	—	—	—	—	(4,269)	(4,269)
Issuances of equity awards, net of forfeitures	—	(4,374)	—	—	5,069	695
Recognition of equity-based compensation	—	13,401	—	—	—	13,401
Sale of treasury stock	—	223	—	—	214	437
Exercise of stock options	—	3,118	—	—	11,221	14,339
Balance - September 30, 2021	$55,057	$1,102,818	$2,116,568	$164,307	$(325,910)	$3,112,840

Balance - January 1, 2022	$55,057	$1,110,520	$2,176,998	$126,314	$(323,465)	$3,145,424
Total comprehensive income (loss)	—	—	331,509	(885,574)	—	(554,065)
Dividends ($1.11 per share)	—	—	(54,085)	—	—	(54,085)
Purchase of treasury stock	—	—	—	—	(31,806)	(31,806)
Issuances of equity awards, net of forfeitures	—	(6,630)	—	—	7,309	679
Recognition of equity-based compensation	—	16,062	—	—	—	16,062
Sale of treasury stock	—	257	—	—	172	429
Exercise of stock options	—	280	—	—	627	907
Balance - September 30, 2022	$55,057	$1,120,489	$2,454,422	$(759,260)	$(347,163)	$2,523,545

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended September 30,
	2022		2021
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$19,284,262	4.46%	$16,756,753	3.77%
Securities:
Taxable	9,796,212	2.03	7,662,106	1.72
Tax-exempt	3,885,333	3.18	4,240,408	2.90
Total securities	13,681,545	2.35	11,902,514	2.14
Federal funds and resell agreements	848,844	2.83	1,092,266	0.87
Interest bearing due from banks	632,595	1.60	4,345,422	0.16
Trading securities	5,651	5.69	25,392	4.30
Total earning assets	34,452,897	3.53	34,122,347	2.65
Allowance for credit losses	(167,939)		(203,144)
Other assets	2,025,193		1,953,337
Total assets	$36,310,151		$35,872,540

Liabilities and Shareholders' Equity
Interest-bearing deposits	$17,403,199	1.10%	$18,027,862	0.15%
Federal funds and repurchase agreements	3,055,164	1.91	2,596,326	0.24
Borrowed funds	294,739	4.96	270,795	4.72
Total interest-bearing liabilities	20,753,102	1.28	20,894,983	0.22
Noninterest-bearing demand deposits	12,394,251		11,400,143
Other liabilities	456,992		425,385
Shareholders' equity	2,705,806		3,152,029
Total liabilities and shareholders' equity	$36,310,151		$35,872,540
Net interest spread		2.25%		2.43%
Net interest margin		2.76		2.52

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Nine Months Ended September 30,
	2022		2021
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$18,328,139	3.91%	$16,608,711	3.74%
Securities:
Taxable	9,695,499	1.94	7,022,914	1.72
Tax-exempt	3,912,590	3.11	4,276,813	2.93
Total securities	13,608,089	2.28	11,299,727	2.18
Federal funds and resell agreements	1,070,319	1.50	1,280,177	0.81
Interest bearing due from banks	2,841,510	0.43	3,506,727	0.12
Trading securities	12,170	4.86	21,475	4.28
Total earning assets	35,860,227	2.94	32,716,817	2.70
Allowance for credit losses	(182,647)		(207,338)
Other assets	1,988,189		1,892,516
Total assets	$37,665,769		$34,401,995

Liabilities and Shareholders' Equity
Interest-bearing deposits	$17,775,016	0.53%	$17,397,225	0.15%
Federal funds and repurchase agreements	2,896,021	1.01	2,620,354	0.27
Borrowed funds	279,659	4.85	270,230	4.76
Total interest-bearing liabilities	20,950,696	0.65	20,287,809	0.23
Noninterest-bearing demand deposits	13,537,023		10,624,524
Other liabilities	416,492		418,397
Shareholders' equity	2,761,558		3,071,265
Total liabilities and shareholders' equity	$37,665,769		$34,401,995
Net interest spread		2.29%		2.47%
Net interest margin		2.56		2.55

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended September 30, 2022
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$150,080	$43,382	$40,023	$233,485
Provision for credit losses	20,156	162	1,682	22,000
Noninterest income	16,785	89,386	22,552	128,723
Noninterest expense	87,120	82,073	62,203	231,396
Income (loss) before taxes	59,589	50,533	(1,310)	108,812
Income tax expense (benefit)	11,403	9,670	(251)	20,822
Net income (loss)	$48,186	$40,863	$(1,059)	$87,990

	Three Months Ended September 30, 2021
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$150,871	$21,203	37,691	$209,765
Provision for credit losses	(5,720)	172	548	(5,000)
Noninterest income	17,048	65,568	25,291	107,907
Noninterest expense	78,708	73,369	56,792	208,869
Income before taxes	94,931	13,230	5,642	113,803
Income tax expense	16,130	2,248	958	19,336
Net income	$78,801	$10,982	$4,684	$94,467

	Nine Months Ended September 30, 2022
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$444,176	$104,615	$119,840	$668,631
Provision for credit losses	25,183	402	3,315	28,900
Noninterest income	100,379	243,740	84,617	428,736
Noninterest expense	246,230	234,185	179,886	660,301
Income before taxes	273,142	113,768	21,256	408,166
Income tax expense	51,298	21,367	3,992	76,657
Net income	$221,844	$92,401	$17,264	$331,509

	Nine Months Ended September 30, 2021
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$430,158	$64,599	$110,194	$604,951
Provision for credit losses	8,096	539	2,865	11,500
Noninterest income	62,306	202,769	83,318	348,393
Noninterest expense	221,883	217,257	172,013	611,153
Income before taxes	262,485	49,572	18,634	330,691
Income tax expense	44,584	8,419	3,166	56,169
Net income	$217,901	$41,153	$15,468	$274,522

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at September 30, 2022.

Non-GAAP Financial Measures

Net operating income Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (GAAP)	$87,990	$94,467	$331,509	$274,522
Adjustments:
Acquisition expense	71	—	71	—
Severance expense	283	639	480	763
COVID-19 related expense	—	190	—	527
Tax-impact of adjustments (i)	(85)	(184)	(132)	(286)
Total Non-GAAP adjustments (net of tax)	269	645	419	1,004
Net operating income (Non-GAAP)	$88,259	$95,112	$331,928	$275,526

Earnings per share - diluted (GAAP)	$1.81	$1.94	$6.80	$5.64
Acquisition expense	—	—	—	—
Severance expense	0.01	0.01	0.01	0.02
COVID-19 related expense	—	—	—	0.01
Tax-impact of adjustments (i)	—	—	—	(0.01)
Operating earnings per share - diluted (Non-GAAP)	$1.82	$1.95	$6.81	$5.66

GAAP
Return on average assets	0.96%	1.04%	1.18%	1.07%
Return on average equity	12.90	11.89	16.05	11.95

Non-GAAP
Operating return on average assets	0.96%	1.05%	1.18%	1.07%
Operating return on average equity	12.94	11.97	16.07	11.99

(i) Calculated using the company’s marginal tax rate of 24.0% in 2022 and 22.2% in 2021.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Noninterest expense	$231,396	$208,869	$660,301	$611,153
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	71	—	71	—
Severance expense	283	639	480	763
COVID-19 related expense	—	190	—	527
Total Non-GAAP adjustments (pre-tax)	354	829	551	1,290
Operating noninterest expense (Non-GAAP)	$231,042	$208,040	$659,750	$609,863

Noninterest expense	$231,396	$208,869	$660,301	$611,153
Less: Amortization of other intangibles	1,092	1,110	3,388	3,647
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$230,304	$207,759	$656,913	$607,506

Operating noninterest expense	$231,042	$208,040	$659,750	$609,863
Less: Amortization of other intangibles	1,092	1,110	3,388	3,647
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$229,950	$206,930	$656,362	$606,216

Net interest income	$233,485	$209,765	$668,631	$604,951
Noninterest income	128,723	107,907	428,736	348,393
Less: Gains on sales of securities available for sale, net	—	1,058	—	5,078
Total Non-GAAP Revenue (denominator A)	$362,208	$316,614	$1,097,367	$948,266

Efficiency ratio (numerator A/denominator A)	63.58%	65.62%	59.86%	64.06%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	63.49	65.36	59.81	63.93

Operating pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net interest income (GAAP)	$233,485	$209,765	$668,631	$604,951
Noninterest income (GAAP)	128,723	107,907	428,736	348,393

Noninterest expense (GAAP)	231,396	208,869	660,301	611,153
Adjustments to arrive at operating noninterest expense:
Acquisition expense	71	—	71	—
Severance expense	283	639	480	763
COVID-19 related expense	—	190	—	527
Total Non-GAAP adjustments	354	829	551	1,290
Operating noninterest expense (Non-GAAP)	231,042	208,040	659,750	609,863
Operating pre-tax, pre-provision income (Non-GAAP)	$131,166	$109,632	$437,617	$343,481

Net interest income earnings per share - diluted (GAAP)	$4.80	$4.30	$13.72	$12.43
Noninterest income (GAAP)	2.65	2.22	8.80	7.16
Noninterest expense (GAAP)	4.76	4.29	13.55	12.56
Acquisition expense	—	—	—	—
Severance expense	0.01	0.01	0.01	0.02
COVID-19 related expense	—	—	—	0.01
Operating pre-tax, pre-provision earnings per share - diluted (Non-GAAP)	$2.70	$2.24	$8.98	$7.06

Operating pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net interest income (GAAP)	$233,485	$209,765	$668,631	$604,951
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	6,454	6,544	19,131	19,851
Net interest income - FTE (Non-GAAP)	239,939	216,309	687,762	624,802

Noninterest income (GAAP)	128,723	107,907	428,736	348,393

Noninterest expense (GAAP)	231,396	208,869	660,301	611,153
Adjustments to arrive at operating noninterest expense:
Acquisition expense	71	—	71	—
Severance expense	283	639	480	763
COVID-19 related expense	—	190	—	527
Total Non-GAAP adjustments	354	829	551	1,290
Operating noninterest expense (Non-GAAP)	231,042	208,040	659,750	609,863
Operating pre-tax, pre-provision income - FTE (Non-GAAP)	$137,620	$116,176	$456,748	$363,332

Net interest income earnings per share - diluted (GAAP)	$4.80	$4.30	$13.72	$12.43
Tax equivalent interest	0.13	0.14	0.39	0.41
Net interest income - FTE (Non-GAAP)	4.93	4.44	14.11	12.84
Noninterest income (GAAP)	2.65	2.22	8.80	7.16
Noninterest expense (GAAP)	4.76	4.29	13.55	12.56
Acquisition expense	—	—	—	—
Severance expense	0.01	0.01	0.01	0.02
COVID-19 related expense	—	—	—	0.01
Operating pre-tax, pre-provision income - FTE earnings per share - diluted (Non-GAAP)	$2.83	$2.38	$9.37	$7.47

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of September 30,
	2022	2021
Total shareholders' equity (GAAP)	$2,523,545	$3,112,840
Less: Intangible assets
Goodwill	182,225	174,518
Other intangibles, net	13,373	15,526
Total intangibles, net	195,598	190,044
Total tangible shareholders' equity (Non-GAAP)	$2,327,947	$2,922,796

Total shares outstanding	48,309,638	48,355,373

Ratio of total shareholders' equity (book value) per share	$52.24	$64.37
Ratio of total tangible shareholders' equity (tangible book value) per share (Non-GAAP)	48.19	60.44